As filed with the Securities and Exchange Commission on May 16, 2003
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                SEACOR SMIT INC.
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                     13-3542736
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                        11200 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77082
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                SEACOR SMIT INC.
                 2003 NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN
                              (Full Title of Plan)


                                  RANDALL BLANK
                            EXECUTIVE VICE PRESIDENT,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                                SEACOR SMIT INC.
                           1370 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10119
                                 (212) 307-6633
                          (Name and Agent for Service)
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             DAVID E. ZELTNER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE

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                                                                    Proposed Maximum      Proposed Maximum
Title of Each Class of Securities to be         Amount to be            Offering              Aggregate              Amount of
              Registered                        Registered(1)      Price Per Share(2)     Offering Price(2)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share             150,000               $38.21               $5,730,750                $464
====================================================================================================================================


(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the common shares as reported on the New York Stock Exchange Composite Tape on May 12, 2003.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

                     The following documents filed with the Commission by SEACOR SMIT Inc. (the "Company" or the "Registrant") are incorporated herein by reference:

                      (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (as amended on Form 10-K/A filed on April 7, 2003);

                      (2) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2002; and

                      (3) the description of our common stock contained in our registration statements on Form 8-A filed on November 30, 1992 and October 9, 1996, including any amendment or report filed for the purposes of updating such description.

                     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Article Seven of the Registrant's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), provides that no director of the Registrant shall be personally liable either to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, or (ii) for acts or omissions which are not taken or omitted to be taken in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director would be liable under Section 174 of Title 8 of the Delaware General Corporation Law (the "DGCL") or any amendment or successor provision thereto, or

(iv) for any transaction from which the director shall have derived an improper personal benefit.

                     Article III of the Company's by-laws provides that the Company shall (a) indemnify, to the fullest extent permitted by Section 145 of the DGCL, all persons who it may indemnify pursuant thereto and in the manner prescribed thereby and (b) pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately determined that the director or officer is not entitled to be indemnified thereunder or otherwise.

                     Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                     None.

ITEM 8.    EXHIBITS.

           4.1        Restated Certificate of Incorporation of SEACOR SMIT Inc.
                      (incorporated herein by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

           4.2 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

           4.3        Amended and Restated By-laws of SEACOR Holdings, Inc.
                      (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-12637) of SEACOR Holdings, Inc. filed with the Commission on September 25, 1996).

           4.4        SEACOR SMIT Inc. 2003 Non-Employee Director Share
                      Incentive Plan.*

           5          Opinion of Weil, Gotshal & Manges LLP.*

           23(a)      Consent of Ernst & Young LLP.*

           23(b) Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5 to this registration statement).*

           24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

                      ---------------------------------------------------------
                      *Filed herewith.


ITEM 9.    UNDERTAKINGS.

           (a)        The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i) To include any prospectus required by Section 10(a)(3) of the
                                            Securities Act;

                                 (ii)       To reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the Registration
                                            Statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the Registration Statement;

                                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                            Statement or any material change to
                                            such information in the Registration
                                            Statement;

           provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 16th day of May, 2003.

                                        SEACOR SMIT INC.

                                        By: /S/ CHARLES FABRIKANT
                                            ----------------------------------
                                            Charles Fabrikant
                                            Chairman of the Board of
                                            Directors, President and
                                            Chief Executive Officer
                                            (Principal Executive Officer)

                                POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Fabrikant, Randall Blank and Dick Fagerstal, or any of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                      Title                                               Date
----------                                      -----                                               ----
/S/ CHARLES FABRIKANT                           Chairman of the Board of Directors,                 May 16, 2003
----------------------------------------        President and Chief Executive Officer
Charles Fabrikant                               (Principal Executive Officer)


/S/ RANDALL BLANK                               Executive Vice President, Chief Financial           May 16, 2003
----------------------------------------        Officer and Secretary
Randall Blank                                   (Principal Financial Officer)


/S/ LENNY P. DANTIN                             Vice President and Chief Accounting Officer         May 16, 2003
----------------------------------------        (Principal Accounting Officer)
Lenny P. Dantin


/S/ MICHAEL E. GELLERT                          Director                                            May 16, 2003
----------------------------------------
Michael E. Gellert


/S/ STEPHEN STAMAS                              Director                                            May 16, 2003
----------------------------------------
Stephen Stamas


/S/ RICHARD M. FAIRBANKS III                    Director                                            May 16, 2003
----------------------------------------
Richard M. Fairbanks III


/S/ PIERRE DE DEMANDOLX                         Director                                            May 16, 2003
----------------------------------------
Pierre de Demandolx


/S/ ANDREW R. MORSE                             Director                                            May 16, 2003
----------------------------------------
Andrew R. Morse


/S/ JOHN HADJIPATERAS                           Director                                            May 16, 2003
----------------------------------------
John Hadjipateras


/S/ OIVIND LORENTZEN                            Director                                            May 16, 2003
----------------------------------------
Oivind Lorentsen


/S/ JAMES COWDEROY                              Director                                            May 16, 2003
----------------------------------------
James Cowderoy

                                  EXHIBIT INDEX


        EXHIBIT NO.                           DESCRIPTION
        -----------                           -----------

           4.1        Restated Certificate of Incorporation of SEACOR SMIT Inc.
                      (incorporated herein by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

           4.2 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

           4.3        Amended and Restated By-laws of SEACOR Holdings, Inc.
                      (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-12637) of SEACOR Holdings, Inc. filed with the Commission on September 25, 1996).

           4.4        SEACOR SMIT Inc. 2003 Non-Employee Director Share
                      Incentive Plan.*

           5          Opinion of Weil, Gotshal & Manges LLP.*

           23(a)      Consent of Ernst & Young LLP.*

           23(b) Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5 to this registration statement).*

           24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

                      ----------------------------------------------------------
                      *Filed herewith.